Investor Contact: Neil Berkman Berkman Associates (310) 277 - 5162 info@BerkmanA ssociates.com	Company Contact: Y.P. Chan Interim CEO (954) 596 - 1000 www.SingingMachine.com
FOR IMMEDIATE RELEASE

Jeffrey Barocas Named CFO of The Singing Machine Company

Coconut Creek, FL, April 6, 2004 The Singing Machine Company (AMEX: SMD) announced today that Jeffrey S. Barocas will be named Chief Financial Officer effective on April 9, 2004. Barocas will succeed April Green, who will resign from the company on that date to pursue other interests, and will continue to provide consulting services to The Singing Machine for the next six weeks.

Y.P. Chan, Interim CEO, said, "All of us at The Singing Machine thank April Green for her dedicated service and wish her continued success. We also are pleased to welcome Jeffrey Barocas to our team. Jeff brings more than 25 years of experience as a senior financial executive to his new position, and has held the CFO title at public companies since 1990. His proven financial capability, operational talents, leadership skills, and communications expertise will be important assets as we position The Singing Machine for the future. This is another important step in strengthening our management team."

Prior to joining The Singing Machine, Barocas was CFO at Biometrics Security Technology, Inc., a Boca Raton, FL-based security software developer, where he was responsible for all administrative functions, purchasing, financial and SEC reporting, and new business development for Latin America and the Caribbean. From 1996 to 2002, he was CFO at QUIPP, Inc., a Miami, FL-based manufacturer of automated capital equipment for the newspaper industry. His responsibilities included financial reporting and SEC filings, due diligence for mergers and acquisitions, and strategic planning. From 1986 to 1995, he was CFO at London International U.S. Holdings, a Sarasota, FL consumer products and medical products company, where he managed all financial, information systems, and materials procurement activities. London International U.S. Holdings was a standalone subsidiary of London-based London International.

Barocas earned a B.S. degree in computer sciences from the New York Institute of Technology, and an MBA in public accounting from St. Johns University. He also completed the Senior Executive Management Program at the London School of Economics, London.

About The Singing Machine

Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM, MotownTM and Care BearsTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our projected credit requirements. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risk that our credit requirements will exceed our current expectations. In addition, you should review our risk factors in our Annual Report on Form 10-K for the year ended March 31,2003 which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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THE SINGING MACHINE COMPANY, INC.

6601 Lyons Road  !  Building A-7  !  Coconut Creek, Florida  33073  !  (954) 596-1000  !  Fax (954) 596-2000

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